MORGAN & COMPANY
CHARTERED ACCOUNTANTS

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-146347) pertaining to the 2004 Stock Option Plan (Amended and Restated February 19, 2007 and August 9, 2007) of MegaWest Energy Corp. (formerly Brockton Capital Corp.) of our report dated August 25, 2006 with respect to the financial statements of MegaWest Energy Corp. included in this Annual Report on Form 20-F/A for each of the years in the three year period ended April 30, 2006, 2005 and 2004.

Vancouver, Canada /s/ Morgan & Company

October 15, 2007 Chartered Accountants